PRDO ANNOUNCES 4Q25 AND FULL YEAR RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS FOURTH QUARTER AND

FULL YEAR 2025 RESULTS

Schaumburg, IL. (February 19, 2026) – Perdoceo Education Corporation (NASDAQ: PRDO), a provider of postsecondary education programs through its academic institutions, today reported operating and financial results for the quarter and year ended December 31, 2025.

"I am proud of the educational achievements at our academic institutions that have enabled us to deliver strong 2025 results, which were supported by sustained levels of prospective student interest in our programs and high levels of student retention across all our academic institutions,” said Todd Nelson, President and Chief Executive Officer. “Successfully executing against our strategy of responsible and sustainable growth has allowed us to continue investing across our academic institutions and in initiatives that will further enhance our student’s experiences and academic outcomes. Overall, we will continue to maintain a balanced approach to capital allocation and expect our positive operating momentum to continue into 2026."

Full Year 2025 Results as Compared to Prior Year

•
Revenue increased 24.2% to $846.1 million compared to $681.3 million in the prior year.
•
Operating income increased 12.5% to $196.0 million, while adjusted operating income increased 25.8% to $237.6 million*.
•
Earnings per diluted share was $2.42 as compared to $2.19, while adjusted earnings per diluted share was $2.61 as compared to $2.26*.
•
Ended the year with $643.5 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments.

Fourth Quarter 2025 Results as Compared to Prior Year Quarter

•
Revenue increased 20.0% to $211.6 million compared to $176.4 million in the prior year quarter.
•
Operating income increased 12.8% to $41.9 million, while adjusted operating income increased 20.8% to $51.6 million*.
•
Total student enrollments at December 31, 2025 increased by 7.3%.
•
Earnings per diluted share was $0.54 as compared to $0.47, while adjusted earnings per diluted share was $0.59 as compared to $0.49*.
•
On February 19, 2026 the board of directors declared a quarterly dividend of $0.15 per share.

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliations attached to this press release.

PRDO ANNOUNCES 4Q25 AND FULL YEAR RESULTS …PG 2

TOTAL STUDENT ENROLLMENTS

•
As of December 31, 2025, total student enrollments were 44,400, an increase of 7.3% as compared to 41,380 total student enrollments as of December 31, 2024.

	As of December 31,
Total Student Enrollments	2025	2024	% Change
CTU (1)	29,950	28,090	6.6%
AIUS (1)	10,560	9,500	11.2%
USAHS (2)	3,890	3,790	2.6%
Total	44,400	41,380	7.3%

REVENUE

•
For the quarter ended December 31, 2025, revenue increased 20.0% to $211.6 million compared to revenue of $176.4 million for the prior year quarter.
•
For the year ended December 31, 2025, revenue increased 24.2% to $846.1 million compared to revenue of $681.3 million for the prior year.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Revenue ($ in thousands)	2025	2024	% Change	2025	2024	% Change
CTU	$113,980	$111,237	2.5%	$461,602	$443,374	4.1%
AIUS	53,775	54,956	-2.1%	226,220	227,072	-0.4%
USAHS (2)	43,725	10,041	NM	157,576	10,041	NM
Corporate and Other	159	197	NM	698	776	NM
Total	$211,639	$176,431	20.0%	$846,096	$681,263	24.2%

(1)
Total student enrollments do not include learners participating in: a) non-degree seeking and professional development programs, and b) degree seeking, non-Title IV, self-paced programs at our universities.
(2)
Perdoceo completed the acquisition of USAHS on December 2, 2024.

PRDO ANNOUNCES 4Q25 AND FULL YEAR RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended December 31, 2025, operating income increased 12.8% to $41.9 million as compared to the prior year quarter.

•
For the year ended December 31, 2025, operating income increased by 12.5% to $196.0 million as compared to the prior year.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Operating Income ($ in thousands)	2025	2024	% Change	2025	2024	% Change
CTU	$39,228	$43,075	-8.9%	$180,597	$174,686	3.4%
AIUS	3,977	3,847	3.4%	35,950	32,756	9.8%
USAHS (1)	5,169	(2,640)	NM	3,211	(2,640)	NM
Corporate and Other	(6,459)	(7,107)	NM	(23,758)	(30,549)	NM
Total	$41,915	$37,175	12.8%	$196,000	$174,253	12.5%

(1)
Perdoceo completed the acquisition of USAHS on December 2, 2024.

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, such as adjusted operating income, which exclude certain non-cash items, as a means to better understand its operating performance. (See the table below and the GAAP to non-GAAP reconciliations attached to this press release for further details.)

•
For the quarter ended December 31, 2025, adjusted operating income of $51.6 million increased 20.8% compared to adjusted operating income of $42.7 million for the prior year quarter.

•
For the year ended December 31, 2025, adjusted operating income of $237.6 million increased 25.8% compared to adjusted operating income of $188.9 million for the prior year.

	For the Quarter Ended December 31,		For the Year Ended December 31,
Adjusted Operating Income ($ in thousands)	2025	2024	2025	2024
Operating income	$41,915	$37,175	$196,000	$174,253

Depreciation and amortization	9,657	5,507	41,627	14,645

Adjusted Operating Income	$51,572	$42,682	$237,627	$188,898

Increase (Decrease)	20.8%		25.8%

PRDO ANNOUNCES 4Q25 AND FULL YEAR RESULTS …PG 4

NET INCOME, EARNINGS PER DILUTED SHARE AND ADJUSTED EARNINGS PER DILUTED SHARE

For the quarter ended December 31, 2025, the Company recorded:

•
Net income of $35.3 million compared to $31.5 million for the prior year quarter.
•
Earnings per diluted share of $0.54 compared to $0.47 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.59 compared to $0.49 for the prior year quarter. (See the GAAP to non-GAAP reconciliations attached to this press release for further details.)

For the year ended December 31, 2025, the Company recorded:

•
Net income of $159.9 million compared to $147.6 million for the prior year.
•
Earnings per diluted share of $2.42 compared to $2.19 for the prior year.
•
Adjusted earnings per diluted share of $2.61 compared to $2.26 for the prior year. (See the GAAP to non-GAAP reconciliations attached to this press release for further details.)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Net income ($ in thousands)	$35,348	$31,464	$159,914	$147,590
Earnings per diluted share	$0.54	$0.47	$2.42	$2.19
Adjusted earnings per diluted share	$0.59	$0.49	$2.61	$2.26

PRDO ANNOUNCES 4Q25 AND FULL YEAR RESULTS …PG 5

CAPITAL ALLOCATION

During the year ended December 31, 2025, the Company repurchased 4.1 million shares of its common stock for $120.8 million at an average price of $29.17 per share and during the quarter ended December 31, 2025, the Company repurchased 1.8 million shares for $54.1 million at an average price of $29.28 per share.

On January 2, 2026, the board of directors of the Company approved a new common stock repurchase program, authorizing the Company to repurchase up to $100.0 million of its outstanding common stock on the open market. The timing of purchases and the number of shares purchased under the stock repurchase program will depend on a variety of factors including stock price, trading volume and other general market and economic conditions, the Company’s assessment of alternative uses of capital, regulatory requirements and other factors.

On February 19, 2026 the board of directors declared a quarterly dividend of $0.15 per share, which will be paid on March 13, 2026 to holders of record of common stock as of March 2, 2026. Any decision to pay future cash dividends, however, will be made by the board of directors and depend on the Company’s available retained earnings, financial condition and other relevant factors. The Company expects quarterly dividend payments to be an integral and growing part of its balanced capital allocation strategy that also prioritizes investments in student support and technology projects, as well as evaluating future acquisitions and share repurchases.

BALANCE SHEET AND CASH FLOW

•
For the quarter ended December 31, 2025, net cash provided by operating activities was $40.1 million, compared to net cash provided by operating activities of $17.6 million for the prior year quarter.
•
For the year ended December 31, 2025, net cash provided by operating activities was $225.2 million, compared to net cash provided by operating activities of $161.6 million for the prior year.
•
As of December 31, 2025 and December 31, 2024, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $643.5 million and $591.5 million, respectively.

	For the Quarter Ended December 31,			For the Year Ended December 31,
Selected Cash Flow Items ($ in thousands)	2025	2024	% Change	2025	2024	% Change
Net cash provided by operating activities	$40,110	$17,599	127.9%	$225,240	$161,594	39.4%
Capital expenditures	$2,234	$1,628	37.2%	$8,576	$4,625	85.4%

PRDO ANNOUNCES 4Q25 AND FULL YEAR RESULTS …PG 6

OUTLOOK

The Company is providing the following first quarter and full year 2026 outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliations for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2026	2025	2026	2025
Operating Income	$58.6M - $60.6M	$51.7M	$212.8M - $225.8M	$196.0M

Depreciation and amortization	$9.4M	$11.8M	$37.2M	$41.6M

Adjusted Operating Income	$68.0M - $70.0M	$63.5M	$250.0M - $263.0M	$237.6M

Earnings Per Diluted Share	$0.78 - $0.80	$0.65	$2.78 - $2.93	$2.42

Amortization of acquired intangible assets	0.07	0.06	0.25	0.26
Tax effect of adjustments	(0.02)	(0.01)	(0.06)	(0.07)

Adjusted Earnings Per Diluted Share	$0.83 - $0.85	$0.70	$2.97 - $3.12	$2.61

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share, which is the most directly comparable GAAP measure to adjusted earnings per diluted share, may not follow the same trends stated in the outlook above because of adjustments made for certain non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for the first quarter ending March 31, 2026 and year ending December 31, 2026 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and trends in student retention and engagement remain consistent with management’s recent experiences, (ii) no material impact from current or future federal budget reconciliation or other legislative processes on the availability of current levels of federal student aid or the conditions associated with participating in such aid programs, (iii) no significant impact from new or proposed regulations, or from updated interpretations of current regulations, administrative actions by or changes in the structure of federal agencies or other adverse changes in the legal or regulatory environment, including government shutdowns, which may require operational changes in the way the Company’s academic institutions attract, connect with, enroll, support and educate current and prospective students, among other impacts, (iv) any impact on total student enrollments due to elimination of the Grad plus loan program will not be material and prospective students will have access to private lending, (v) no significant operating impacts from the settlement with the U.S. Federal Trade Commission or other legal or regulatory matters, (vi) no material disruptions to the availability of the current levels of federal student aid whether due to the restructuring of federal agencies, government shutdowns, staffing related changes or layoffs or changes to congressional funding priorities, (vii) no material impact from the increased use of AI by prospective students in lieu of search engines, (viii) earnings per diluted share outlook assumes an effective income tax rate of approximately 21.5% for the first quarter and approximately 24.0% for the full year, and (ix) excludes any future impact from the Company’s stock repurchase program. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 4Q25 AND FULL YEAR RESULTS …PG 7

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, February 19, 2026 at 5:00 p.m. Eastern time to discuss fourth quarter and full year 2025 results and 2026 outlook. Interested parties can access the live webcast of the conference call at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international). Both dial-in numbers will use the access code 4671240. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/379013972. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education to a diverse student population, with fully online, campus-based and hybrid learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”), the American InterContinental University System (“AIUS” or “AIU System”) and University of St. Augustine for Health Sciences ("USAHS") – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Our academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. USAHS prepares medical professionals to provide quality medical care to communities across the country primarily through its graduate health sciences degree offerings in physical therapy, occupational therapy, speech language therapy and nursing, as well as continuing education programs. Perdoceo's academic institutions are committed to providing quality education that closes the gap between learners who seek to advance their careers and employers and communities needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and current factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and results of operations, include, but are not limited to, the following: declines in enrollment or interest in our programs or our ability to attract and connect with prospective students; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the new 90-10, earnings premium, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education, the "Department"), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department's loan discharge and forgiveness efforts; rulemaking or changing interpretations of existing regulations, guidance or historical practices by the Department, or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the impact of any federal budget reconciliation or other legislative process on the availability of adequate levels of federal student aid or the conditions associated with participating in such aid programs; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued ability to participate in educational assistance programs for key employers, veterans or other military personnel; our ability to pay dividends on our common stock and execute our stock repurchase program; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 4Q25 AND FULL YEAR RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Nick Nelson or Daniel Naik

(312) 445-2870

PRDO@alpha-ir.com

or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2025	2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$110,970	$109,130
Restricted cash	21,310	22,623
Short-term investments	511,211	459,795
Total cash and cash equivalents, restricted cash and short-term investments	643,491	591,548

Student receivables, net	27,197	22,807
Receivables, other	5,037	5,330
Prepaid expenses	16,881	16,910
Inventories	4,049	3,388
Other current assets	208	171
Total current assets	696,863	640,154

NON-CURRENT ASSETS:
Property and equipment, net	83,314	95,508
Right of use assets, net - operating	43,290	50,099
Right of use assets, net - finance	10,259	15,375
Goodwill	265,697	258,012
Intangible assets, net	77,945	95,006
Student receivables, net	4,811	6,195
Deferred income tax assets, net	57,438	68,774
Other assets	8,100	7,911
TOTAL ASSETS	$1,247,717	$1,237,034

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liabilities- operating	$6,032	$7,792
Lease liabilities - finance	5,458	5,466
Accounts payable	14,271	12,805
Accrued expenses:
Payroll and related benefits	44,363	35,059
Advertising and marketing costs	7,838	8,135
Income taxes	5,627	4,926
Other	16,374	21,239
Deferred revenue	37,844	36,740
Total current liabilities	137,807	132,162

NON-CURRENT LIABILITIES:
Lease liabilities - operating	43,752	50,224
Lease liabilities - finance	6,097	11,555
Sale lease-back financing	56,992	-
Construction financing	-	56,500
Other liabilities	30,657	27,057
Total non-current liabilities	137,498	145,336

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	921	910
Additional paid-in capital	720,574	707,212
Accumulated other comprehensive income	1,070	166
Retained earnings	718,365	595,672
Treasury stock	(468,518)	(344,424)
Total stockholders' equity	972,412	959,536
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,247,717	$1,237,034

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended December 31,
	2025	% of Total Revenue	2024	% of Total Revenue
REVENUE:
Tuition and fees, net	$210,505	99.5%	$175,227	99.3%
Other	1,134	0.5%	1,204	0.7%
Total revenue	211,639		176,431
OPERATING EXPENSES:
Educational services and facilities	49,616	23.4%	35,199	20.0%
General and administrative	110,445	52.2%	96,565	54.7%
Depreciation and amortization	9,657	4.6%	5,507	3.1%
Asset impairment	6	0.0%	1,985	1.1%
Total operating expenses	169,724	80.2%	139,256	78.9%
Operating income	41,915	19.8%	37,175	21.1%
OTHER INCOME:
Interest income	6,722	3.2%	7,308	4.1%
Interest expense	(1,580)	-0.7%	(84)	0.0%
Miscellaneous income (expense)	1,015	0.5%	(1,186)	-0.7%
Total other income	6,157	2.9%	6,038	3.4%
PRETAX INCOME	48,072	22.7%	43,213	24.5%
Provision for income taxes	12,724	6.0%	11,749	6.7%

NET INCOME	35,348	16.7%	31,464	17.8%

NET INCOME PER SHARE - BASIC:	$0.56		$0.48

NET INCOME PER SHARE -DILUTED:	$0.54		$0.47

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	63,586		65,718
Diluted	64,974		67,456

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended December 31,
(In Thousands)	2025		2024
NET INCOME	$35,348		$31,464
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	45		(35)
Unrealized loss on investments	(205)		(1,367)
Total other comprehensive loss	(160)		(1,402)
COMPREHENSIVE INCOME	$35,188		$30,062

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31,
	2025	% of Total Revenue	2024	% of Total Revenue
REVENUE:
Tuition and fees, net	$841,402	99.4%	$676,071	99.2%
Other	4,694	0.6%	5,192	0.8%
Total revenue	846,096		681,263
OPERATING EXPENSES:
Educational services and facilities	197,540	23.3%	120,860	17.7%
General and administrative	410,923	48.6%	367,052	53.9%
Depreciation and amortization	41,627	4.9%	14,645	2.1%
Asset impairment	6	0.0%	4,453	0.7%
Total operating expenses	650,096	76.8%	507,010	74.4%
Operating income	196,000	23.2%	174,253	25.6%
OTHER INCOME:
Interest income	26,310	3.1%	28,993	4.3%
Interest expense	(6,465)	-0.8%	(613)	-0.1%
Miscellaneous income (expense)	991	0.1%	(1,193)	-0.2%
Total other income	20,836	2.5%	27,187	4.0%
PRETAX INCOME	216,836	25.6%	201,440	29.6%
Provision for income taxes	56,922	6.7%	53,850	7.9%

NET INCOME	159,914	18.9%	147,590	21.7%

NET INCOME PER SHARE - BASIC:	$2.47		$2.25

NET INCOME PER SHARE -DILUTED:	$2.42		$2.19

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	64,805		65,646
Diluted	66,156		67,242

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year Ended December 31,
(In Thousands)	2025		2024
NET INCOME	$159,914		$147,590
OTHER COMPREHENSIVE INCOME, net of tax:
Foreign currency translation adjustments	45		(28)
Unrealized gain on investments	859		860
Total other comprehensive income	904		832
COMPREHENSIVE INCOME	$160,818		$148,422

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$159,914	$147,590
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	6	4,453
Depreciation and amortization expense	41,627	14,645
Bad debt expense	29,492	33,719
Compensation expense related to share-based awards	11,730	10,188
Deferred income taxes	3,830	2,656
Changes in operating assets and liabilities:
Student receivables, gross	(4,898)	(4)
Allowance for credit losses	(27,601)	(27,981)
Receivables, other	(2,072)	(8,052)
Inventories, prepaid expenses, and other current assets	2,510	4,473
Other non-current assets	(383)	692
Accounts payable	1,466	(727)
Accrued expenses and other non-current liabilities	9,937	(5,792)
Deferred revenue	1,104	(10,612)
Right of use asset and lease liability - operating leases	(1,422)	(3,654)
Net cash provided by operating activities	225,240	161,594

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(392,760)	(412,894)
Sales of available-for-sale investments	345,803	447,502
Purchases of property and equipment	(8,576)	(4,625)
Business acquisitions, net of cash acquired	854	(137,766)
Sale of equity method investment	1,038
Net cash used in investing activities	(53,641)	(107,783)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(120,793)	(6,769)
Issuance of common stock	1,643	2,234
Payments of employee tax associated with stock compensation	(7,544)	(3,436)
Payments of cash dividends and dividend equivalents	(36,855)	(31,699)
Release of cash held in escrow	(300)	(276)
Earnout payments for business acquisition	(1,757)	-
Principal payments for finance leases	(4,977)	(398)
Principal payments for failed sale leaseback	(489)	(735)
Net cash used in financing activities	(171,072)	(41,079)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	527	12,732
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	131,753	119,021
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$132,280	$131,753

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
Adjusted Operating Income	2025	2024	2025	2024
Operating income	$41,915	$37,175	$196,000	$174,253

Depreciation and amortization (2)	9,657	5,507	41,627	14,645

Adjusted Operating Income	$51,572	$42,682	$237,627	$188,898

	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2026	2025	2026	2025

Operating income	$58.6M - $60.6M	$51,727	$212.8M - $225.8M	$196,000

Depreciation and amortization (2)	9.4M	11,807	37.2M	41,627

Adjusted Operating Income	$68.0M - $70.0M	$63,534	$250.0M - $263.0M	$237,627

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	ACTUAL		ACTUAL
	2025	2024	2025	2024
Earnings Per Diluted Share	$0.54	$0.47	$2.42	$2.19

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.06	0.03	0.26	0.09
Total pre-tax adjustments	$0.06	$0.03	$0.26	$0.09
Tax effect of adjustments (3)	(0.01)	(0.01)	(0.07)	(0.02)
Total adjustments after tax	0.05	0.02	0.19	0.07
Adjusted Earnings Per Diluted Share	$0.59	$0.49	$2.61	$2.26

	For the Quarter Ending March 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2026	2025	2026	2025
Earnings Per Diluted Share	$0.78 - $0.80	$0.65	$2.78 - $2.93	$2.42

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.07	0.06	0.25	0.26
Total pre-tax adjustments	$0.07	$0.06	$0.25	$0.26
Tax effect of adjustments (3)	(0.02)	(0.01)	(0.06)	(0.07)
Total adjustments after tax	0.05	0.05	0.19	0.19
Adjusted Earnings Per Diluted Share	$0.83 - $0.85	$0.70	$2.97 - $3.12	$2.61

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures, such as adjusted operating income, which may exclude certain non-cash items as a means to understand the core performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help better analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance with and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the USAHS acquisition as of December 2, 2024.

(2)
Amortization for acquired intangible assets relate to definite-lived intangible assets associated with acquisitions.
(3)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.